EXHIBIT 16.1

                                                               December __, 2005

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Ashlin Development Corp.
    Commission File Number: 005-61067

We have read the statements that we understand Ashlin Development Corp. will include under Item 4.01 of the amended Form 8-K/A it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.01.

Sincerely,


Daszkal Bolton LLP


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